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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 6, 2000

                        United Defense Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    333-43619                  52-2059782
(State or other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation                                     Identification Number)

           1525 Wilson Boulevard, Suite 700, Arlington, VA 22209-2411
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (703) 312-6100
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Item 2. Acquisition or Disposition of Assets

        On September 6, 2000 United Defense Industries, Inc. ("UDI") acquired all of the outstanding stock of Bofors Weapon Systems AB ("BWS") through a newly-created wholly-owned Swedish subsidiary of UDI, Bofors Defense Holding AB ("Bofors Defense"). The acquisition was structured so that BWS will be an indirect wholly owned Swedish subsidiary of UDI and each of BWS and Bofors Defense will be unrestricted subsidiaries as defined in the indenture to which UDI is a party with respect to the 8 3/4% Senior Subordinated Notes due 2007 issued by UDI. The acquisition will be accounted for as a purchase.

        As consideration for the purchase, UDI paid BWS's former owner Celsius AB, now a subsidiary of Saab AB, 180.4 million Swedish Krona which was determined based on arm's length negotiation. This price is subject to adjustment to the extent that the final net worth of BWS differs from that estimated in connection with the closing of the acquisition. The purchase was made with available cash. UDI obtained the appropriate approvals from both the Swedish and U.S. governments prior to completing the transaction.

        BWS produces artillery systems, air defense and naval guns, combat vehicle turrets and smart munitions. UDI intends that BWS will operate with the same product offerings as a stand alone subsidiary of UDI. Although the Swedish government is the primary customer, BWS is dependent on exports for approximately half of its total sales.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial statements of business acquired.

            Pursuant to Rule 3-05(b)(2)(i) of Regulation S-X, financial statements of the business acquired are not required.

        (b) Pro forma financial information.

            Pursuant to Rule 11-01(b)(1) of Regulation S-X pro forma financial information related to the business acquired are not required.

        (c) Exhibits.

            Exhibit 2 - Stock Purchase Agreement dated as of June 15, 2000 by and between Celsius AB and United Defense Industries, Inc.
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                                  SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned thereunto duly authorized.

                                  United Defense Industries, Inc.

                                  By: /s/ Francis Raborn
                                      -----------------------
                                      Francis Raborn
                                      Vice President and Chief Financial
                                      Officer and Authorized Signatory

September 7, 2000
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                                 Exhibit Index


Exhibit No.    Description

    2 Stock Purchase Agreement dated as of June 15, 2000 by and between Celsius AB and United Defense Industries, Inc. filed herewith. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Stock Purchase Agreement are omitted. A list of such exhibits and schedules appears in the table of contents to the Stock Purchase Agreement. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.